UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 5, 2024

TPG Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41222	87-2063362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300		76102
Fort Worth, TX		(Zip Code)
(817) 871-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	TPG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
6.950% Subordinated Notes due 2064	TPGXL	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information required by this Item 5.03 is included in Item 5.07 and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of the Security Holders
On June 5, 2024, TPG Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The Company’s stockholders considered four items of business, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 24, 2024 (the “Proxy Statement”).
On April 15, 2024, the record date, there were (i) 92,555,842 shares of Class A common stock, par value $0.001 (the “Class A Shares”), and (ii) 263,952,639 shares of Class B common stock, par value $0.001 (the “Class B Shares”), outstanding and entitled to vote. Each Class A Share was entitled to one vote per share and each Class B Share was entitled to ten votes per share, subject to Article 4.2(a) of the Company’s restated certificate of incorporation (the “Restated Certificate of Incorporation”), which stipulates that “Free Float” (as defined under the rules of the FTSE Russell relating to the Russell indices) Class A Shares are entitled to at least 5.1% of the aggregate voting power. The matters voted on and the results of the votes cast by holders of the Class A Shares and Class B Shares, voting together, are set forth below.
Item 1. Election of Directors
The nominees listed below were elected to serve on the Board of Directors, in each case for a one-year term expiring at the annual meeting of stockholders to be held in 2025.

	FOR	WITHHOLD	BROKER NON-VOTES
Josh Baumgarten	1,352,721,177	27,445,336	7,168,026
David Bonderman	1,352,038,426	28,128,087	7,168,026
Gunther Bright	1,360,507,016	19,659,497	7,168,026
Maya Chorengel	1,352,561,935	27,604,578	7,168,026
Jonathan Coslet	1,352,434,401	27,732,112	7,168,026
James Coulter	1,360,767,377	19,399,136	7,168,026
Mary Cranston	1,354,668,885	25,497,628	7,168,026
Kelvin Davis	1,352,653,804	27,512,709	7,168,026
Deborah Messemer	1,358,481,698	21,684,815	7,168,026
Nehal Raj	1,352,737,479	27,429,034	7,168,026
Jeffrey Rhodes	1,352,747,164	27,419,349	7,168,026
Ganendran Sarvananthan	1,352,565,404	27,601,109	7,168,026
Todd Sisitsky	1,360,518,132	19,648,381	7,168,026
David Trujillo	1,352,574,143	27,592,370	7,168,026
Anilu Vazquez-Ubarri	1,360,507,436	19,659,077	7,168,026
Jack Weingart	1,358,811,881	21,354,632	7,168,026
Jon Winkelried	1,361,902,406	18,264,107	7,168,026

Item 2. Election of Executive Committee Members
The nominees listed below were elected to serve on the Executive Committee, in each case for a one-year term expiring at the annual meeting of stockholders to be held in 2025.

	FOR	WITHHOLD	BROKER NON-VOTES
Josh Baumgarten	1,351,825,528	28,340,985	7,168,026
James Coulter	1,359,853,185	20,313,328	7,168,026
Kelvin Davis	1,351,768,644	28,397,869	7,168,026
Nehal Raj	1,351,843,567	28,322,946	7,168,026
Jeffrey Rhodes	1,351,852,520	28,313,993	7,168,026
Ganendran Sarvananthan	1,351,670,373	28,496,140	7,168,026
Todd Sisitsky	1,360,082,906	20,083,607	7,168,026
David Trujillo	1,351,680,684	28,485,829	7,168,026
Anilu Vazquez-Ubarri	1,360,066,725	20,099,788	7,168,026
Jack Weingart	1,358,382,303	21,784,210	7,168,026
Jon Winkelried	1,359,953,505	20,213,008	7,168,026

Item 3. Ratification of Deloitte as our Independent Registered Public Accounting Firm
Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2024.

FOR	AGAINST	ABSTAIN
1,387,028,986	288,545	17,008

Item 4. Amendment to the Restated Certificate of Incorporation
Stockholders approved the amendment to the Company’s Restated Certificate of Incorporation (the “Charter Amendment”) providing for officer exculpation under Delaware law.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,357,217,878	22,933,250	15,385	7,168,026

On June 5, 2024, following the approval by stockholders at the 2024 Annual Meeting, the Company filed the Certificate of Amendment (the “Certificate of Amendment”) of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment became effective upon its filing with the Secretary of State of the State of Delaware.
A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.     Description
3.1         Certificate of Amendment of Restated Certificate of Incorporation of TPG Inc.
104         Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TPG Inc.

By:	/s/ Bradford Berenson
Name:	Bradford Berenson
Title:	General Counsel
Date: June 6, 2024